Exhibit 10.1

SINO-GLOBAL SHIPPING AMERICA, LTD.

PLAN STOCK AWARD AGREEMENT

UNDER THE 2014 STOCK INCENTIVE PLAN

Grantee:

Grant Date:

Number of Shares:

Original Value:	$

Pursuant to the Sino-Global Shipping America, Ltd. 2014 Stock Incentive Plan (the “Plan”) as amended through the date hereof, Sino-Global Shipping America, Ltd. (the “Company”) hereby grants a Plan Stock Award (an “Award”) to the Grantee named above.  Upon acceptance of this Award, the Grantee shall receive the number of shares of common stock of the Company, without par value per share, specified above (the “Shares”) having a fair value per share (“Original Value”) equal to the amount specified above, subject to the restrictions and conditions set forth herein and in the Plan.  The Company acknowledges the receipt from the Grantee of consideration with respect to the Original Value of the Shares in the form of cash, past or future services rendered by the Grantee to the Company, a subsidiary of the Company and/or an affiliated or related entity which the Company controls (the “Company”), or such other form of consideration as is acceptable to the Committee.

1.            Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Award Agreement.  Upon acceptance of this Award by the Grantee, the Shares so accepted shall be issued and held by the Company’s transfer agent in book entry form, subject to Section 3, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below.

2.            Restrictions and Conditions.

2.1 The Award granted herein may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of by the Grantee prior to vesting.

2.2 In the event Grantee's employment or service as a director/consultant is terminated by the Company “for cause” (as defined below) or by Grantee for any or no reason, any portion of the Award not vested at the time of such termination shall be automatically forfeited by the Grantee as of the date of such termination. Termination “for cause” means (i) as to employees or consultants, termination for cause by the Company as defined in the Plan, this Agreement or in any employment or consulting agreement between the Company and Grantee, or (ii) as to directors, removal pursuant to the law of the state of New York.

2.3 In the event Grantee’s employment or service as a director/consultant is terminated due to the Disability (as defined in the Plan) or death of Grantee, or other than “for cause” as defined in Section 2.2 above, the Award shall fully vest on the date of such termination and be free of any restrictions.

2.4 The Award shall further be subject to the restrictions and conditions set forth in the Plan, including the limitations on transferability.

3.            Vesting.   The Shares shall be issued in the amounts and on the dates specified in the following schedule so long as the Grantee remains an employee or in the services of the Company on such dates.  The restrictions and conditions of Section 2 shall lapse as to each amount of shares issued according to the schedule below.  The Committee may at any time accelerate the vesting schedule specified in this Section 3.

Number of Shares Vested	Vesting Date

[Alternatively: The Shares shall vest immediately and Sections 2.1 to 2.3 herein are not applicable.]

4.            Dividends.  Dividends on the Shares, if any are declared, shall be paid currently to the Grantee and shall be subject to the same restrictions as the Shares with regard to which they are issued.

5.            Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 14 of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.            Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

7.            Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

8.            Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

9.            Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

10.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SINO-GLOBAL SHIPPING AMERICA, LTD.	GRANTEE

By:
Name:	Name:
Its:

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